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                                                                   EXHIBIT 23.3


                      CONSENT OF HAYNES AND BOONE, L.L.P.
                      -----------------------------------

        We hereby consent to the filing of the form of opinion as Exhibit 8.1 and to the reference made to the firm under the captions "Summary -- Conditions to the Mergers and Exchanges," "The Mergers, Exchanges and Related Transactions -- Conditions of the Merger Agreements and the Exchange Agreements," "The Mergers, Exchanges and Related Acquisitions -- Certain Income Tax Considerations" and "Legal Matters" in the Prospectus/Joint Proxy Statement constituting part of the Registration Statement on Form S-4 of the Registrant.

                                           HAYNES AND BOONE, L.L.P.

                                           Haynes and Boone, L.L.P.

Dallas, Texas
July 17, 1997